Exhibit 10.10
REGISTRATION AGREEMENT
     THIS AGREEMENT is made as of July 11, 2006, by and among One Earth Energy, LLC, an Illinois limited liability company (the “Company”), and Farmers Energy One Earth, LLC, an Ohio limited liability company (the “Investor”).
     WHEREAS, the Company and the Investor entered into a Letter Agreement dated May 26, 2006 (the “Letter Agreement”).
     WHEREAS, pursuant to the Letter Agreement, the Company agreed to provide the Investor with registration rights, which are set forth in this Agreement.
     NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
               1. Registrations.
               (a) Requests for Registration. At any time after the fifth anniversary of the purchase of the Limited Liability Company Membership Units (“Units”) in the Company in accordance with the Letter Agreement or such earlier time as the Company has completed an “initial public offering” of its securities under the Securities Act of 1933 (for purposes of this Section, the term “initial public offering” does not include the Company’s initial registered offering which the parties anticipate will be filed with the Securities and Exchange Commission in or about July 2006, and instead means an offering registered with the Securities and Exchange Commission and resulting in the Company’s securities being publicly traded and listed on a national securities exchange or automated quotation system on which similar securities are listed), as amended (the “Securities Act”), the Investor may request registration under the Securities Act of all or any portion of its Registrable Securities on the applicable registration form. All registrations requested pursuant to this Section 1(a) are referred to herein as “Demand Registrations”. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. The Company shall pay all “Registration Expenses” in connection with Demand Registrations, as set forth in Section 5 hereof.
               Registrable Securities means: (i) Units of the Company (and any securities issued or issuable with respect to the Units as a result of any split, dividend, recapitalization, exchange or similar event or otherwise); (ii) any securities convertible or exchangeable into such Units and (iii) any other securities of the Company, which are held by the Investor or any Person to whom the Investor transfers the securities set forth in (i), (ii) and (iii) of this paragraph. For purposes of this Agreement, the term “Person” shall mean any individual, corporation, association, partnership, firm, limited liability company, trust or other entity or enterprise or any governmental authority.
               (b) Restrictions on Demand Registrations. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company determines that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction or any public offering of its securities under the Securities Act; provided that in such event, the Investor shall be entitled to withdraw such request and the Company shall pay all Registration Expenses in connection with such demand as provided in Section 5; and provided further that the Investor shall have piggyback rights pursuant to Section 2 below with respect to any such public offering by the Company.
               Notwithstanding any provision herein to the contrary, the parties acknowledge and agree that, provided that the Company properly performs its duties and obligations hereunder: (i) the Investor shall not be permitted to request more than two (2) Demand Registrations with respect to Registrable Securities; and (ii) the Company shall have no duties or obligations with respect with any such requests for Demand Registrations in excess of two (2); provided, however, that a Demand Registration that is withdrawn by the Investor due to a postponement thereof by the Company as permitted in the immediately preceding paragraph shall not be counted for purposes of the limitation set forth in this paragraph.
               (c) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Investor, which shall not be unreasonably withheld. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Investor, the Company shall first include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included by the Investor which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering.
               (d) Selection of Underwriters. The Company, in its sole discretion, shall have the right to determine whether an offering pursuant to a Demand Registration will be underwritten, and if so, to select the investment banker(s) and manager(s) to administer offering (which investment banker(s) and manager(s) shall be reasonably satisfactory to the Investor).
               2. Piggyback Registrations.
               (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration, a registration on Form S-4 or S-8, or in connection with the Company’s initial registered offering which the parties anticipate will be filed with the Securities and Exchange Commission in or about July 2006) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to the Investor, and include in such registration all Registrable Securities with respect to which the Company has received a written request from the Investor for inclusion therein within 20 days after the receipt of the Company’s notice.

               (b) Piggyback Expenses. The Company shall pay all “Registration Expenses” in connection with Piggyback Registrations, as set forth in Section 5 hereof
               (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Investor which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, and (iii) third, any other Registrable Securities requested to be included in such registration which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering.
               (d) Selection of Underwriters. The Company, in its sole discretion, shall have the right to determine whether an offering pursuant to a Piggyback Registration will be underwritten, and if so, to select the investment banker(s) and manager(s) to administer offering (which investment banker(s) and manager(s) shall be reasonably satisfactory to the Investor).
               (e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.
               3. Holdback Agreements.
               (a) The Investor shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.
               (b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall cause each holder of at least 2%

(on a fully-diluted basis) of its securities, or any securities convertible into or exchangeable or exercisable for its securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), including with respect to the Company’s initial public offering of its securities, unless the underwriters managing the registered public offering otherwise agree.
               4. Registration Procedures.
               Whenever the Investor has requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:
               (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Investor all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel (at the Investor’s sole cost and expense);
               (b) notify the Investor of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;
               (c) furnish to the Investor such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor;
               (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Investor reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Investor, provided, however, that the Company shall not be required to take any action or execute any document that may, in the reasonable opinion of the Company, subject it to service of process or taxation in any such jurisdiction;

               (e) notify the Investor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Investor, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
               (f) cause all such Registrable Securities to be listed on each securities exchange (if any) on which similar securities issued by the Company are then listed;
               (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
               (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a split or a combination of securities);
               (i) make available for inspection by the Investor, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter (subject to any reasonable confidentiality assurances that the Company may require), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;
               (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
               (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;
               (l) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Investor to consummate the disposition of such Registrable Securities;

               (m) obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Investor reasonably requests; and
               (n) execute and deliver such other agreements, documents, instruments and papers, and take, or cause to be taken, such other acts and things as the Investor may reasonably request and as are customary in connection with the offering and sale of the Registrable Securities.
               5. Registration Expenses.
               (a) Except only as specifically provided herein, all expenses incident to the performance of and compliance with this Agreement by the Company shall be borne by the Company, regardless of whether a registration statement becomes effective, including, without limitation, (i) all registration and filing fees and expenses (including filings made with the National Association of Securities Dealers (“NASD”), if applicable); (ii) fees and expenses (including fees and expenses of counsel) of Company compliance with federal securities and state Blue Sky or other securities laws; (iii) expenses of printing, messenger and delivery services, duplication, word processing and telephone incurred by the Company (but not by the Investor); (iv) fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing the securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance). The Company and the Investor will each bear their own internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.
               (b) In connection with each Demand Registration and each Piggyback Registration, the Investor shall be solely responsible for any fees, costs or expenses relating to attorneys, accountants, auditors or other consultants engaged by the Investor and for underwriting discounts, commissions and transfer taxes relating to the Registrable Securities.
               6. Indemnification.
               (a) The Company agrees to indemnify, to the extent permitted by law, the Investor, its officers and directors and each Person who controls such Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Investor. In connection with an underwritten offering, the Company shall indemnify such underwriters, its officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Investor.
               (b) In connection with any registration statement in which the Investor is participating, the Investor shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit furnished in writing by the Investor.
               (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
               (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.
               (e) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages, liabilities or expenses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statement or omission that resulted in such loss, claim, damage, liability or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by the Investor hereunder exceed the dollar amount of proceeds from the offering received by the Investor.
               7. Miscellaneous.
               (a) No Inconsistent Agreements,. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Investor in this Agreement.
               (b) Adjustments Affecting Registrable Securities. The Company shall not take any action with respect to its securities which would reasonably be expected to materially and adversely affect the ability of the Investor to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would reasonably be expected to materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a split or a combination of securities).
               (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.
               (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Investor.
               (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Investor, are also for the benefit of, and enforceable by, any subsequent holder who acquires any Registrable Securities from the Investor.
               (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
               (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.
               (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
               (i) Governing Law. This Agreement is in all respects to be governed by and construed in accordance with the internal substantive laws of the State of Illinois without giving effect to the principles of conflicts of law thereof.
               (j) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by first class U.S. mail (certified mail – return receipt requested), or by facsimile transmission (if facsimile transmission is also sent by regular U.S. mail the same day), or delivered by hand or by overnight or similar delivery service, fees prepaid, to the party to whom it is to be given at the address of such party set forth below or to such other address for notice as such party shall provide in accordance with the terms of this section 7(j). Except as otherwise specifically provided in this Agreement, notice so given shall, in the case of notice given by certified mail (or by such comparable method) be deemed to be given and received three (3) business days after the time of certification thereof (or comparable act), in the case of notice so given by overnight delivery service, on the date of actual delivery, and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

If to the Company:	One Earth Energy, LLC
1306 West 8th Street
Gibson City, IL 60936-0546

With copies to:	Christopher R. Sackett
Brown, Winick, Graves, Gross
Baskerville & Schoenebaum, P.L.C.
666 Grand Avenue, Suite 2000
Des Moines, Iowa 50309
Fax: (515) 323-8570
Email: crs@ialawyers.com

If to the Lender:	Farmers Energy One Earth, LLC Attn: Zafar Rizvi, President 2875 Needmore Road Dayton, Ohio 45414 Fax: (937) 276-8643 Email: zrizvi@rexstores.com

With copies to:	Chernesky, Heyman & Kress, P.L.L.
Attn: Edward M. Kress, Esq.
1100 Courthouse Plaza SW
Dayton, OH 45402
Fax: (937) 449-2821
Email: emk@chklaw.com

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY ONE EARTH ENERGY, LLC
By	/s/ Steven Kelly

Its	President

INVESTOR FARMERS ENERGY ONE EARTH, LLC
By	/s/ Zafar Rizri

Its	President